AGREEMENT

This agreement is entered into by and between MIDDLE EAST GENERAL CONSULTING LTD (hereinafter referred to as “Finder” or “MEGC”), and JOLLEY MARKETING, INC. (hereinafter referred to as "JLLM" or the “Company”).  The Agreement is effective as of July 15, 2015 (the "Effective Date").

The purpose of this agreement (the "Agreement") is to set forth the terms and conditions pursuant to which MEGC shall serve to provide a company (the “Target Company”) for a proposed merger or restructure of JLLM (the "Merger") which will culminate in a formal share exchange agreement, merger or restructure between JLLM and the Target Company. Upon the terms and subject to the conditions of this Agreement, the parties hereto agree as follows:

1.

CONDITIONS. Subject to the terms and conditions of this Agreement, MEGC hereby agrees to act as an exclusive finder solely in connection with the Merger. The Company expressly acknowledges and agrees that Finder’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by MEGC to provide a Target Company. MEGC will act solely to provide the Company with potential Target Companies for the Merger.

Any exchange agreement entered into between the Company and any Target Company provided by the Finder in the Merger will provide for, but will not be limited to the various understandings as set forth below:

a.

JLLM will acquire 100% of the issued and outstanding common and preferred shares of the Target Company in exchange for an as yet to be determined number of shares of common stock of JLLM.  This exchange of shares, merger or restructure is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code such that the shares of JLLM received by the shareholders of the Target Company will be exchanged on a tax-free basis.  The shares to be issued by JLLM will be “restricted securities” as defined by Rule 144 under the Securities Act of 1933, and an appropriate legend will be placed upon the certificates representing such shares.

b.

At closing of the Merger, certain JLLM shareholders will cancel all but 10% of their shares.

c.

At closing of the Merger, the public float of JLLM will not exceed 3% of the shares of the outstanding common stock of the JLLM.

d.

At closing of the Merger, Target Company will pay off the liabilities of JLLM and pay certain shareholders of JLLM common stock to cancel their common stock.  The cost of these payments will not exceed $250,000.

e.

At closing of the Merger, Target Company will pay 50% of JLLM legal costs to complete the transaction, not to exceed $10,000.

f.

At closing of the Merger, the authorized shares for JLLM will be 600,000,000 authorized common shares and 10,000,000 authorized Preferred Shares.

g.

The current officer and director of JLLM will submit his resignation as officer and director effective ten days after the closing of the Merger.  Target Company shall designate all persons to be elected to the Board of Directors of JLLM at closing of the Merger in compliance with Rule 14f-1 of the Securities and Exchange Act of 1934, as amended.

h.

Additional representations of JLLM at closing of the Merger shall be as follows:

i.

JLLM shall have $0 liabilities and $0 assets.

ii.

JLLM shall be in good standing in its state of domicile and shall be duly qualified to do business as a foreign corporation in those jurisdictions, which require such qualification.

iii.

JLLM shall be current in all of its filing requirements as to all tax, securities or other reports required under laws to which it is subject, and shall deliver copies of these reports to Target Company along with copies of its past and current audited financial statements. The availability of publicly filed documents such as filings with the Securities and Exchange Commission (the “SEC”) shall constitute “delivery.”

iv.

JLLM shall make customary representations, including but not limited to, representations and warranties that it has liabilities not to exceed a mutually agreeable amount and that it is not a party to any litigation.

v.

JLLM shall be free from any material pending or threatened litigation, claims, or contingent liabilities.

vi.

There shall be no change in the current outstanding capital structure of JLLM including outstanding shares, options, warrants or related matters, except as referred to herein.

i.

Representations of Target Company at closing of the Merger shall be as follows:

i.

Target Company shall be in good standing in its state of domicile and shall be duly qualified to do business as a foreign corporation in those jurisdictions that require such qualification.  Target Company shall be free from any material pending or threatened litigation, claims, or contingent liabilities.

ii.

Target Company shall be in current and good standing with respect to all material contracts to which it is a party.

iii.

Target Company shall provide financial statements and interim financial statements which have been prepared by independent public accounting firm in accordance with generally accepted accounting principles and in compliance with Regulations S-X as promulgated by the SEC.

As a condition to the closing of the Merger, Target Company shall obtain all necessary shareholder and Board approvals for the proposed transaction. In addition, as a condition of the closing of the Merger, JLLM may request a legal opinion from a licensed attorney to opine as to the required representations of Target Company.

j.

This proposed transaction is highly confidential and no party to this transaction shall release any information to the public or the media without the written consent of the other party.

k.

After the closing of the Merger, Target Company agrees to submit the appropriate application and fees to have the company listed in Standard & Poors.

l.

Target Company agrees to conduct its business in accordance with the ordinary, usual and normal course of business heretofore conducted by it.  Thus, there may be no material adverse changes in the business of the Target Company from the date hereof through the closing of the transaction.

m.

All parties hereto agree to take whatever reasonable steps are required to facilitate the consummation of the transaction contemplated herein, including but not limited to the providing of all relevant information regarding the parties hereto.

n.

Upon the signing of this Agreement, and upon identification of Target Company, JLLM and the Target Company will begin to prepare an Exchange Agreement, which shall contain provisions in accord with this letter together with such further appropriate terms and conditions as legal counsel and the parties may mutually determine.  The Exchange Agreement shall be subject to the approval of board of directors of JLLM and the shareholders and board of directors of the Target Company.

o.

It is understood that the terms set forth in this Agreement may not constitute all of the material terms which will be included in the Exchange Agreement.  If the proposed transaction has not been closed by September 30, 2015, or extended in writing by all parties to this agreement, then this Agreement will become null and void.

2.

EXCLUSIVE DEALING

a.

During the term of this Agreement, JLLM shall not, directly or indirectly, through any representative or otherwise, solicit, negotiate with or in any manner encourage, discuss or accept any proposal of any other person relating to the acquisition of JLLM or its assets or business, in whole or in part, whether through direct purchase, merger, consolidation, or other business combination (collectively, an “Alternative Transaction”); provided, however, that upon receipt of an unsolicited proposal to effect an Alternative Transaction, JLLM may disclose (i) the existence of this Agreement; and (ii) the terms of the right of first refusal set forth in the next paragraph.  JLLM will immediately notify Finder regarding any contact between JLLM or its representatives and any other person regarding any proposed Alternative Transaction or any related inquiry.

b.

In the event that JLLM receives a proposal for an Alternative Transaction (a “Proposal”), JLLM will immediately give written notice to Finder setting forth the identity of the proposed party and the price and terms of the Proposal.  Finder shall have the right, exercisable within the five business days following receipt of such notice, to effect the Alternative Transaction on the same economic terms as those set forth in the Proposal.

n.

Notwithstanding anything to the contrary contained herein, if the Agreement is terminated, the exclusive dealing shall be terminated and JLLM shall, immediately upon such termination, be permitted to pursue an Alternative Transaction.

3.

NOTICES.  Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three (3) business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below.  Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this Section.

If to the Finder at:
Address:
Attention:
Facsimile No.:
Email Address:

If to the Company at the address set forth on the signature page.

or to such other address or addresses, facsimile number or numbers, or email address or addresses as either party shall designate to the other in writing from time to time by like notice.

4.

FEES AND COMPENSATION. Finder will receive no fee under this Agreement. Any Target Company will be controlled by Finder and, thus, Finder will be compensated as a result of any Merger.

5.

TERMINATION. Unless otherwise agreed by both parties, if no Exchange Agreement has been reached between the Company and any Target Company, this Agreement will terminate on September 30, 2015.

6.

MISCELLANEOUS. This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by both parties.

7.

GOVERNING LAW AND VENUE.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts made and to be performed in such state, without reference to the choice of law principals thereof, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the parties hereto shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

8.

ATTORNEY FEES.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

9.

ASSIGNMENT.  This Agreement, as it relates to the engagement of the Finder, is a personal contract and the rights and interests of the Finder hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of the Company, which consent may be withheld for any reason.

10.

BINDING ON SUCCESSORS.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective successors, and assigns.

11.

SEVERABILITY.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

12.

DRAFTING.  This Agreement was drafted with the joint participation of the parties and/or their legal counsel.  Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

13.

HEADINGS.  The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

14.

NUMBER AND GENDER.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

15.

COUNTERPARTS; FACSIMILE EXECUTION.  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

16.

FULL KNOWLEDGE.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

The parties hereby agree to the terms herein.  Each party signing below represents and warrants that he has the requisite authority to sign on behalf of the indicated party.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto, thereunto duly authorized, has executed this Agreement the respective day and year set forth below.

COMPANY:

Jolley Marketing, Inc.

Date:  July 13, 2015

By /s/ Steven White

      Steven White, President

Address:

664 South Alvey Drive

Mapleton, Utah 84664

FINDER:

Middle East General Consulting Ltd

Date:  July 7, 2015

By /s/ Samuel Higgins

      Samuel Higgins, Managing Director

5